Exhibit 99.1

Arthrosurface, Inc.

Financial Statements
Years Ended December 31, 2018 and 2017

Arthrosurface, Inc.

Financial Statements

Years Ended December 31, 2018 and 2017

Arthrosurface, Inc.

Contents

Independent Auditor’s Report	3-4

Financial Statements

Balance Sheets	6-7

Statements of Operations	8

Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity	9

Statements of Cash Flows	10

Notes to Financial Statements	11-22

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Tel: 617-422-0700 Fax: 617-422-0909 www.bdo.com	One International Place Boston, MA 02110-1742

Independent Auditor’s Report

Board of Directors

Arthrosurface, Inc.

Franklin, Massachusetts

We have audited the accompanying financial statements of Arthrosurface, Inc., which comprise the balance sheets as of December 31, 2018 and 2017, and the related statements of operations, redeemable convertible preferred stock and stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

3

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Arthrosurface, Inc. as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

April 22, 2019

4

Financial Statements

5

Arthrosurface, Inc.

Balance Sheets

December 31,	2018	2017

Assets

Current Assets:
Cash and cash equivalents	$109,945	$685,901
Accounts receivable, net of reserves of $833,471 and $832,134 in 2018 and 2017, respectively	5,538,254	6,194,631
Inventory, net of reserve of $494,802 and $606,414 in 2018 and 2017, respectively	9,813,841	9,402,056
Prepaid expenses and other current assets	795,092	433,157

Total Current Assets	16,257,132	16,715,745

Property and Equipment:
Medical instruments	18,031,426	16,863,117
Computer equipment and software	963,386	952,482
Dies and molds	864,424	810,924
Furniture and fixtures	622,645	617,395
Leasehold improvements	87,703	87,703
Machinery and equipment	46,033	46,033
	20,615,617	19,377,654
Less accumulated depreciation and amortization	19,191,795	18,244,445

Total Property and Equipment	1,423,822	1,133,209

Other Assets:
Deferred Taxes	1,127,318	2,599,712

Total Assets	$18,808,272	$20,448,666

See accompanying notes to the financial statements.

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Arthrosurface, Inc.

Balance Sheets

December 31,	2018	2017

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity

Current Liabilities:
Notes payable, line of credit	$1,142,601	$–
Accounts payable	395,887	491,882
Accounts payable - related party	431,782	431,794
Accrued expenses	2,115,534	1,778,435

Total Current Liabilities	4,085,804	2,702,111

Commitments (Notes 11 and 12)

Redeemable Convertible Preferred Stock:
Series B redeemable convertible preferred stock, $0.001 par value; 2,000,000 shares designated, issued and outstanding (liquidation preference of $2,000,000)	9,500,000	9,500,000

Stockholders' Equity:
Series A convertible preferred stock, $0.001 par value; 3,311,557 shares designated, issued and outstanding (liquidation preference of $3,311,557)	3,097,680	3,097,680
Series C convertible preferred stock, $0.001 par value; 4,000,000 shares designated; 2,448,500 shares issued and outstanding (liquidation preference of $6,121,250)	5,760,374	5,760,374
Series D convertible preferred stock, $0.001 par value; 3,057,724 shares designated, issued and outstanding (liquidation preference of $10,702,034)	10,622,252	10,622,252
Series E convertible preferred stock, $0.001 par value; 1,131,112 shares designated; 1,111,112 shares issued and outstanding (liquidation preference of $5,000,004)	4,969,845	4,969,845
Series F convertible preferred stock, $0.001 par value; 1,052,632 shares designated; 884,608 shares issued and outstanding (liquidation preference of $4,201,888)	4,167,632	4,167,632
Common stock, $0.001 par value; 22,000,000 shares authorized; 6,570,944 shares issued and outstanding	6,573	6,573
Additional paid-in capital	1,025,650	974,999
Accumulated deficit	(24,427,538)	(21,352,800)

Total Stockholders' Equity	5,222,468	8,246,555

Total Redeemable Convertible Preferred Stock and Stockholders’ Equity	14,722,468	17,746,555

Total Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity	$18,808,272	$20,448,666

See accompanying notes to the financial statements.

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Arthrosurface, Inc.

Statements of Operations

Years ended December 31,	2018	2017

Net Revenues	$27,168,764	$25,876,568

Cost of Goods Sold	6,416,924	5,454,714

Gross Profit	20,751,840	20,421,854

Operating Expenses:
Selling and marketing	16,247,991	14,771,820
Research and development	3,210,921	3,050,456
General and administrative	2,846,651	2,939,370

Total Operating Expenses	22,305,563	20,761,646

Loss from Operations	(1,553,723)	(339,792)

Other Income (Expense):
Interest income	–	741
Interest expense	(7,558)	–
Other income	564	21,690

Loss before Income Taxes	(1,560,717)	(317,361)

Income Tax Expense	1,514,021	263,113

Net Loss	$(3,074,738)	$(580,474)

See accompanying notes to the financial statements.

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Arthrosurface, Inc.

 Statements of Redeemable Convertible Preferred Stock and Stockholders’ Equity

	Series B											Total Redeemable
	Redeemable	Series A	Series C	Series D	Series E	Series F			Additional		Total	Convertible Preferred
	Convertible	Convertible	Convertible	Convertible	Convertible	Convertible	Common Stock		Paid-in	Accumulated	Stockholders'	Stock and
	Preferred Stock	Preferred Stock	Preferred Stock	Preferred Stock	Preferred Stock	Preferred Stock	Shares	Par Value	Capital	Deficit	Equity	Stockholders' Equity

Balance at December 31, 2016	$9,500,000	$3,097,680	$5,760,374	$10,622,252	$4,969,845	$4,167,632	6,460,265	$6,462	$699,226	$(20,772,326)	$8,551,145	$18,051,145
						`
Exercise of common stock options	–	–	–	–	–	–	110,679	111	164,801	–	164,912	164,912

Stock-based compensation expense	–	–	–	–	–	–	–	–	110,972	–	110,972	110,972

Net income	–	–	–	–	–	–	–	–	–	(580,474)	(580,474)	(580,474)

Balance at December 31, 2017	9,500,000	3,097,680	5,760,374	10,622,252	4,969,845	4,167,632	6,570,944	6,573	974,999	(21,352,800)	8,246,555	17,746,555

Stock-based compensation expense	–	–	–	–	–	–	–	–	50,651	–	50,651	50,651

Net income	–	–	–	–	–	–	–	–	–	(3,074,738)	(3,074,738)	(3,074,738)

Balance at December 31, 2018	$9,500,000	$3,097,680	$5,760,374	$10,622,252	$4,969,845	$4,167,632	6,570,944	$6,573	$1,025,650	$(24,427,538)	$5,222,468	$14,722,468

                        See accompanying notes to financial statements.

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Arthrosurface, Inc.

Statements of Cash Flows

Years ended December 31,	2018	2017

Cash Flows from Operating Activities:
Net loss	$(3,074,738)	$(580,474)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	947,350	1,098,382
Change in reserves	(110,275)	(57,820)
Deferred taxes	1,472,394	247,618
Stock-based compensation	50,651	110,972
Increase (decrease) in cash resulting from a change in:
Accounts receivable	655,040	(761,076)
Inventory	(300,173)	(238,922)
Prepaid expenses and other current assets	(361,935)	(98,197)
Accounts payable	(95,995)	100,542
Accounts payable - related party	(12)	152,976
Accrued expenses	337,099	(216,252)

Net Cash Used in Operating Activities	(480,594)	(242,251)

Cash Flows from Investing Activity:
Purchases of property and equipment	(1,237,963)	(412,720)

Net Cash Used in Investing Activity	(1,237,963)	(412,720)

Cash Flows from Financing Activities:
Proceeds from note payable, line of credit	1,142,601	–
Proceeds from exercise of stock options	–	164,912

Net Cash Provided by Financing Activities	1,142,601	164,912

Net Decrease in Cash and Cash Equivalents	(575,956)	(490,059)

Cash and Cash Equivalents, beginning of year	685,901	1,175,960

Cash and Cash Equivalents, end of year	$109,945	$685,901

Supplemental Disclosures of Cash Flow Information

Cash paid during the year for:

Income Taxes	$41,627	$15,495

Interest	$7,558	$–

See accompanying notes to financial statements.

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Arthrosurface, Inc.

Notes to Financial Statements

1. Business Operations

Arthrosurface, Inc. (the “Company”) was incorporated in Delaware in August 2001. The Company was formed to design, develop, manufacture, and market new surgical alternatives for the treatment of orthopedic joint disease. The Company is located primarily in Massachusetts and serves customers throughout the world.

The Company is subject to a number of risks associated with emerging, technology-oriented companies. Principal among these are the risks associated with dependence on key individuals, rapid technology change, competition from larger, more financially independent competitors, and the need for successful development and marketing of services and products.

2. Significant Accounting Policies

A summary of the significant accounting policies followed by the Company in the presentation of the accompanying financial statements is set forth below:

Basis of Presentation

The accompanying financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Allowance for Doubtful Accounts

The Company provides an allowance for doubtful accounts equal to estimated bad debt losses. The estimated losses are based on historical collection experience together with a review of the current status of existing receivables. The Company’s allowance for doubtful accounts was $310,900 and $416,194 at December 31, 2018 and 2017, respectively, and was netted with accounts receivable in the accompanying balance sheets, along with the sales return reserve.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a first-in, first-out (“FIFO”) basis. Inventory consists principally of purchased components, the majority of which are considered finished goods. The Company provides a reserve for obsolescence equal to estimated losses resulting from obsolete inventory. The estimated losses are based upon historical product useful lives and a review of the current status of the existing inventory.

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Arthrosurface, Inc.

Notes to Financial Statements

Property and Equipment

Property and equipment are stated at cost. Major renewals, additions, and betterments are charged to the property accounts, while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed in the year incurred.

Depreciation and Amortization

Depreciation and amortization are computed using the straight line method over the estimated useful lives of the related assets as follows:

Assets	Life in Years

Medical instruments	3
Computer equipment and software	3
Dies and molds	3
Furniture and fixtures	7
Leasehold improvements	Life of lease
Machinery and equipment	5

Impairment of Long-lived Assets

The Company periodically evaluates its long-lived assets for events and circumstances that indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. The Company believes the future cash flows to be generated from the long-lived assets will exceed the assets’ carrying value, and accordingly, the Company has not recognized any impairment losses through December 31, 2018.

Redeemable Convertible Preferred Stock

The carrying value of the Series B redeemable convertible preferred stock is increased or decreased by periodic accretion so that the carrying amount will equal the redemption amount at the redemption date. The accretion is recorded as a decrease in additional paid-in capital until the balance becomes zero, with the remainder being recorded against the accumulated deficit.

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Arthrosurface, Inc.

Notes to Financial Statements

Fair Value of Financial Instruments

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1 — Quoted prices in active markets for identical assets or liabilities.
•	Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.
•	Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The carrying values of the Company’s cash and cash equivalents, accounts receivable, accounts payable, and accounts payable – related party, approximate fair value due to the immediate or short-term maturity of these financial instruments.

Revenue Recognition

The Company’s revenue consists of sales of products directly to hospitals and distributors. The Company recognizes revenue when persuasive evidence of an arrangement exists, the price is fixed and determinable, the risk of loss has transferred to the customer, the Company’s performance obligations are complete, delivery has occurred, and collection is reasonably assured. Revenue from sales to distributors is reported net of sales returns, including an estimate of future returns based on historical return rates, with a corresponding reduction to cost of goods sold. The Company’s sales return reserve was $522,571 and $415,940 at December 31, 2018 and 2017, respectively, and was netted with accounts receivable in the accompanying balance sheets.

Research and Development Costs

The Company accounts for its research and development costs in accordance with Accounting Standards Codification (“ASC”) 730, “Research and Development.” Accordingly, research and development costs are charged to expense as incurred.

Advertising Costs

Advertising costs are charged to operations as incurred. The advertising costs incurred were $150,894 and $111,853 for the years ended December 31, 2018 and 2017, respectively.

Stock-Based Compensation

The Company accounts for its stock-based compensation based on the fair value recognition provisions of ASC 718, “Compensation: Stock Compensation.” The Company is required to include an estimate of the number of awards that will be forfeited in calculating compensation costs, which is recognized over the requisite service period of the awards on a straight-line basis.

There were no options granted in 2018 or 2017.

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Arthrosurface, Inc.

Notes to Financial Statements

Stock-based awards issued to non-employees are accounted for at their fair market value. The compensation expense that will ultimately be recognized for these options will be measured at the vesting dates of the underlying options. There were 26,295 outstanding non-employee options as of December 31, 2018 and 2017. As these options vest, the Company will be required to re-measure the fair value of these options at each reporting period prior to vesting and finally at the vesting date of the option. Changes in the estimated fair value of these non-employee options will be recognized as compensation expense or a reduction in compensation expense in the period of the change.

Total stock-based compensation expense related to employee stock options was $50,651 and $110,972 for the years ended December 31, 2018 and 2017, respectively. As of December 31, 2018, there are no unrecognized compensation costs related to all non-vested stock options.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The Company evaluates the realizability of its deferred tax assets and assesses the need for a valuation allowance on an ongoing basis. In evaluating the deferred tax assets, the Company considers whether it is more likely than not that the deferred income tax assets will be realized. The ultimate realization of the deferred tax assets depends upon generating sufficient future taxable income during the periods in which the Company’s temporary differences either become deductible or expire. This assessment requires significant judgement. Any future changes in the valuation allowance could result in additional income tax expense or benefit and could decrease or increase stockholders’ equity, and such changes could have significant impact upon future earnings.

The Company may recognize tax benefits only in the event that a position is more likely than not to be sustained upon examination by the applicable taxing authority. There are no federal or state income tax audits in progress as of December 31, 2018, and the Company does not believe it has any uncertain tax positions.

Medical Device Tax

The Consolidated Appropriations Act of 2016, which was signed into law on December 18, 2015, temporarily repealed the medical device tax to which the Company is subject for sales of listed medical devices sold within the United States of America. The repeal was effective for the period beginning January 1, 2016, through December 31, 2017. During 2018, H.R. 195 (the “Continuing Resolution”) was signed into law which extended the temporary repeal of the medical device tax through December 31, 2019.

Recent Accounting Pronouncements Affecting the Company

In May 2014, the Financial Accounting Standards Board (“FASB”) issued converged guidance on recognizing revenue in contracts with customers, Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. The intent of the new standard is to improve financial reporting and comparability of revenue globally. The core principle of the standard is for a company to recognize revenue in a manner that depicts the transfer of goods or services to customers in an amount that reflects the consideration which the company expects to receive in exchange for those goods or services. The guidance provides a five-step analysis of transactions to determine when and how revenue is recognized. Other major provisions include capitalization of certain contract costs, consideration of the time value of money in the transaction price, and in certain circumstances, allowing estimates of variable consideration to be recognized before contingencies are resolved. The guidance also requires enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. The standard is effective for nonpublic business entities for annual reporting periods beginning after December 15, 2018. The Company is currently evaluating the provisions of this standard to determine the impact on the Company’s financial statements.

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Arthrosurface, Inc.

Notes to Financial Statements

In February 2016, the FASB issued ASU 2016-02, which amends the ASC and creates Topic 842, Leases. Topic 842 will require lessees to recognize lease assets and lease liabilities for those leases classified as operating leases under previous U.S. GAAP on the balance sheet. This guidance is effective for nonpublic business entities for fiscal years beginning after December 15, 2019, and early adoption is permitted. The Company is in the initial stages of evaluating the effect of the standard on its financial statements and will continue to evaluate. While not yet in a position to assess the full impact of the application of the new standard, the Company expects that the impact of recording the lease liabilities and the corresponding right-to-use assets will have a minimal impact on its total assets and liabilities with a minimal impact on equity.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, that changes the impairment model for most financial assets and certain other instruments. For receivables, loans, and other instruments, entities will be required to use a new forward-looking current expected credit loss model that generally will result in the earlier recognition of allowance for losses. For available-for-sale debt securities with unrealized losses, entities will measure credit losses in a manner similar to current practice, except the losses will be recognized as allowances instead of reductions in the amortized cost of the securities. In addition, an entity will have to disclose significantly more information about allowances, credit quality indicators, and past due securities. The new provisions will be applied as a cumulative-effect adjustment to retained earnings. The Company will adopt the new standard on January 1, 2023. The Company is evaluating the impact that the new standard will have on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which provides guidance related to cash flows presentation and is effective for annual reporting periods beginning after December 15, 2018. The guidance in ASU 2016-15 is generally consistent with the Company’s current cash flow classifications, and adoption of this standard is not expected to have a material impact on its financial statements.

Subsequent Events

The Company has evaluated subsequent events through April 22, 2019, which is the date the financial statements were available for issuance.

3. Related-Party Transactions

The Company purchases a majority of its products from Primo Medical Group, Inc. (“PMG”), a related entity through common ownership. During the years ended December 31, 2018 and 2017, the Company purchased goods totaling $7,390,588 and $5,179,001 from PMG, respectively. At December 31, 2018 and 2017, the Company had amounts owed to PMG of $431,782 and $431,794, respectively.

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Arthrosurface, Inc.

Notes to Financial Statements

4. Line of Credit

The Company has a revolving line of credit agreement with a bank with a maximum borrowing limit of $4,000,000. The line of credit is secured by all corporate assets, with the exception of intellectual property, and is subject to reporting covenants. The line of credit accrues interest at the bank’s prime rate (5.5% as of December 31, 2018) plus 0.25%; however, in no event shall the interest rate be less than 3.75%. At December 31, 2018 and 2017, the outstanding balance was $1,142,601 and $-0-, respectively.

5. Accrued Expenses

Accrued expenses consist of the following at:

December 31,	2018	2017

Commissions	$725,387	$875,223
Payroll, bonus and employee benefits	715,406	519,233
Royalties	176,040	144,830
Sales tax	24,985	15,588
Other liabilities	473,716	223,561

Total Accrued Expenses	$2,115,534	$1,778,435

6. Detachable Series E Preferred Stock Warrants

In August 2007, in connection with entering into a prior credit facility with a bank, the Company issued an initial 13,333 warrants for the right to purchase Series E Preferred Stock. Additional warrants were issued when the Company borrowed $3,000,000 against the facility in July 2008 at a rate of 1% multiplied by the funds borrowed divided by the warrant price at the time of each funding. As such, the Company issued the additional 6,667 warrants related to the borrowings of the facility. The exercise price per share is equal to the most recent Series E Preferred Stock share price, which at the time of borrowing was $4.50 per share. The warrants expire 10 years from issuance. The Company has expensed the fair value of the entire 20,000 warrants over the full-term of the facility. During 2017, the warrant expiration date was extended to August 2019.

The fair value of the warrants was estimated using the Black-Scholes-Merton formula with the following assumptions: no dividend yield, risk free interest rate of 4.63%, a weighted average expected life of 10 years, and an estimated volatility of 46%. The discount was netted against the note payable, and the remaining costs were expensed monthly through July 2011.

7. Redeemable Convertible and Convertible Preferred Stock

At December 31, 2018, the Company had authorized 15,311,557 shares of preferred stock, of which 2,000,000 were designated Series B redeemable convertible preferred stock (“Series B Preferred Stock”), 3,311,557 were designated Series A convertible preferred stock (“Series A Preferred Stock”), 4,000,000 were designated Series C convertible preferred stock (“Series C Preferred Stock”), 3,057,724 were designated Series D convertible preferred stock (“Series D Preferred Stock”), 1,131,112 were designated Series E convertible preferred stock (“Series E Preferred Stock”), and 1,052,632 were designated Series F convertible preferred stock (“Series F Preferred Stock”).

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Arthrosurface, Inc.

Notes to Financial Statements

The Series B, Series A, Series C, Series D, Series E, and Series F Preferred Stock (collectively known as “Preferred Stock”) have the following characteristics:

Voting

In general, the holders of the Preferred Stock are entitled to vote together with all other classes and series of stock of the Company as a single class on all actions to be taken by the stockholders of the Company. Each holder of the Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is convertible at the time of such vote. The holders of the Series B Preferred Stock and common stock shall be entitled to elect one and four directors of the Company, respectively.

Dividends

Upon the declaration by the Company of dividends payable to the holders of the Company’s common stock, the holders of the Preferred Stock are entitled to dividends equal to the amount of dividends payable to the holders of the common stock on an as-if converted basis. No dividends shall be paid on the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock until any and all dividends declared on the Series B Preferred Stock are paid in full. Through December 31, 2018, no dividends have been declared or paid by the Company.

Liquidation Preference

In the event of any voluntary or involuntary sale, liquidation, dissolution, or winding-up of the Company, the holders of the shares of Series B Preferred Stock shall be paid an amount equal to $1.00 per share, plus, in the case of each share, an amount equal to any declared but unpaid dividends.

If, upon liquidation, dissolution, or winding-up of the Company, the assets of the Company are not sufficient to permit payment of the full liquidation preference of the Series B Preferred Stock, the assets will be distributed to the Series B Preferred Stock stockholders pro rata. In addition, in no event shall the amount to be distributed to the holders of the Series B Preferred Stock be less than the $2.00 per share of common stock which would be issuable upon the conversion of the Series B Preferred Stock.

Immediately after payment in full of the liquidation payment to the holders of the Series B Preferred Stock listed above, the holders of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock shall be paid an amount equal to $1.00 per share, $2.50 per share, $3.50 per share, $4.50 per share, and $4.75 per share, respectively, plus, in the case of each share, an amount equal to any declared but unpaid dividends. If, upon liquidation, dissolution, or winding-up of the Company, the assets of the Company are not sufficient to permit payment of the full liquidation preference of the Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, and Series F Preferred Stock, the assets will be distributed to the holders of such stock pro rata. After payment of the above mentioned amounts to the holders of the Preferred Stock, the remaining net assets of the Company shall be distributed to the holders of the Series B Preferred Stock and the holders of the common stock equally on an as-if converted basis.

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Arthrosurface, Inc.

Notes to Financial Statements

Conversion

The holders of the Preferred Stock have the right, at their option at any time, to convert any such shares of Preferred Stock into fully paid and non-assessable shares of common stock on a one-for-one basis. The conversion rate is subject to anti-dilution adjustments and adjustments in the event of stock dividends, stock splits, and similar recapitalizations. If the holders of at least a majority interest in a particular series of Preferred Stock elect to convert such stock into common stock, then all of the outstanding shares in that series of preferred stock shall automatically convert into common stock. In addition, if the holders of at least a majority interest in the Series B Preferred Stock elect to convert such stock into common stock, then all of the outstanding shares of Preferred Stock automatically convert into common stock. Furthermore, all outstanding shares of Preferred Stock automatically convert into common stock, at the then-applicable conversion rate, upon consummation of a firm commitment for an underwritten public offering of the common stock yielding a per share price of at least $4.00 and gross proceeds of at least $20,000,000.

Redemption

The holders of at least a majority of the outstanding Series B Preferred Stock may, by written request, require the Company to redeem all of the outstanding Series B Preferred Stock by paying in cash a sum equal to the greater of the then fair value per share of the Series B Preferred Stock or the original purchase price of $1.00 per share plus all dividends declared and unpaid on each share. The required redemption amount of the Series B Preferred Stock outstanding as of December 31, 2018, calculated using an estimated fair value of $4.75 per share, would be $9,500,000. The fair value of $4.75 was estimated by management by referencing the last round of preferred stock financing; actual fair value may be significantly different upon an actual redemption.

8. Common Stock

As of December 31, 2018, the Company had authorized 22,000,000 shares of common stock, $0.001 par value per share. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to the prior rights of holders of the Preferred Stock outstanding. Upon the dissolution or liquidation of the Company, the holders of the common stock will be entitled to receive assets of the corporation available for distribution to its stockholders, subject to the preferential rights of the Preferred Stock.

The Company periodically issues shares of common stock, primarily to certain employees and other consultants who assist the Company, to promote the interests of the Company by providing long-term incentives through equity sharing (“restricted stock”). The stockholders of the restricted stock may not sell, assign, transfer, or pledge any of their shares without giving written notice to the Company. In the event that these stockholders cease to be employed by the Company, or otherwise cease to be affiliated with the Company, the Company has the right to repurchase some or all of the unvested shares at a price of $0.001 per share. Shares subject to the repurchase rights generally vest over a four-year period. As of December 31, 2018 and 2017, the Company had 3,056,815 shares that were outstanding and vested.

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Arthrosurface, Inc.

Notes to Financial Statements

9. Stock Option Plan

In 2003, the Company adopted the 2002 Stock Plan (the “2002 Plan”). During 2012, the Company’s Board of Directors amended the 2002 Plan to increase the shares of the Company’s common stock reserved for issuance to employees, directors, and consultants to 3,600,000. During 2013, the Company’s Board of Directors created the 2013 Stock Incentive Plan (the “Plan”) to amend and replace the 2002 Plan. Options granted under the Plan may be incentive or non-statutory stock options. Stock purchase rights may also be granted under the Plan. Incentive stock options may only be granted to employees. The Board of Directors determines the period over which options become exercisable. Generally, stock options issued under the Plan vest over a period of four years and have contractual lives of 10 years. As of December 31, 2018 and 2017, there were 410,935 shares left for issuance under the Plan.

The following table summarizes the stock options activity of the Plan for the years ended December 31, 2018 and 2017:

	Options Outstanding	Weighted Average Exercise Price

Options Outstanding at December 31, 2016	516,474	$2.87

Exercised	(110,679)	1.49
Cancelled	(121,000)	2.79

Options Outstanding at December 31, 2017	284,795	3.44

No activity	–	–

Options Outstanding at December 31, 2018	284,795	$3.44

The following table summarizes information about stock options outstanding and exercisable under the Plan at December 31, 2018:

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
		Remaining	Average		Remaining	Average
Exercise	Number	Contractual	Exercise	Number of	Contractual	Exercise
Prices	Outstanding	Life	Price	Shares	Life	Price

$3.00	104,000	3.78 years	$3.00	104,000	3.78 years	$3.00
3.69	180,795	5.64 years	3.69	145,141	5.64 years	3.69

	284,795	4.93 years	3.44	249,141	4.95 years	3.44

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Arthrosurface, Inc.

Notes to Financial Statements

10. Income Taxes

The provision for income taxes shown in the accompanying statements of operations consisted of the following amounts:

Years ended December 31,	2018	2017

Current Income Tax:
Federal	$–	$–
State	41,627	15,495

Total Current Income Tax	41,627	15,495

Deferred Income Tax:
Federal	(261,000)	1,723,000
State	(9,000)	(74,000)
Increase in (release of) valuation allowance	1,742,394	(1,401,382)

Total Deferred Income Tax Expense	1,472,394	247,618

Total Income Tax Expense	$1,514,021	$263,113

Components of the Company’s deferred tax assets were as follows:

December 31,	2018	2017

Deferred Tax Assets:
Net operating loss carryforwards	$2,617,000	$2,554,000
Research and development credits	1,774,000	1,724,000
Other	487,000	330,000
	4,878,000	4,608,000
Valuation Allowance	(3,750,682)	(2,008,288)

Net Deferred Tax Assets	$1,127,318	$2,599,712

The enactment of the Tax Cuts and Jobs Act (“Tax Reform Act”) on December 22, 2017, changes U.S. tax law by lowering corporate income tax rates. The Tax Reform Act permanently reduces the U.S. corporate income tax rate from a maximum of 35% to a flat 21% rate, effective January 1, 2018. As a result of the reduction in the U.S. corporate income tax rate, the Company revalued its ending net deferred tax assets at December 31, 2017, and recognized a provisional $1,640,000 tax expense in the Company’s statement of operations for the year ended December 31, 2017.

The Company recorded a tax provision in the amount of $1,514,021 and $263,113 for the years ended December 31, 2018 and 2017, respectively, resulting in an effective tax rate that significantly deviates from the Company’s statutory tax rate of 25.5% and 38.9%, respectively. This deviation from the statutory tax rate is the result of the valuation allowance released from or placed on all deferred taxes in these periods. The valuation allowance reflects the Company’s evaluation of the positive and negative evidence concerning the Company’s future profitability within the relevant tax jurisdictions.

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Arthrosurface, Inc.

Notes to Financial Statements

At December 31, 2018, the Company had federal net operating loss carryforwards of approximately $12,426,000. The federal net operating loss carryforwards will begin to expire in 2025, unless utilized. At December 31, 2018, the Company also had federal and state research and development credit carryforwards of approximately $1,423,000 and $1,373,000, respectively. The federal and state research and development credit carryforwards will begin to expire in 2024 and 2018, respectively.

During the Company’s 2018 and 2017 assessments of the need for a valuation allowance against the carrying value of the deferred tax assets, management determined, based upon recent and future expected profitability, that it is more likely than not that the Company would generate sufficient pre-tax income in future periods to utilize $1,127,318 and $2,599,712 of the deferred taxes, respectively.

Realization of the future tax benefits is dependent on many factors, including the Company’s ability to generate taxable income within the net operating loss and research and development credit carryforward periods. Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership, including a sale of the Company or significant changes in ownership due to the sale of capital stock, may have limited, or may limit in the future, the amount of net operating loss carryforwards which could be used annually to offset future taxable income.

11. Retirement Plan

The Company sponsors a 401(k) plan that covers substantially all employees of the Company. The employer matches contributions on behalf of contributing participants in an amount equal to 50% of the first 6% of such participants’ annual deferrals. The Company made contributions of $157,961 and $146,952 for the years ended December 31, 2018 and 2017, respectively.

12. Commitments

The Company has entered into agreements to lease its office space and certain office equipment under non-cancelable operating leases expiring at various dates through March 2020. The Company makes monthly payments relating to these leases in amounts ranging from $315 to $9,615. Rent expense under these operating leases for the years ended December 31, 2018 and 2017, was $119,154 and $117,182, respectively. The future minimum lease payments under all operating leases at December 31, 2018, is $148,943. Subsequent to year-end, the Company extended the lease of its office space through March 2020, with monthly payments due of $9,615.

13. Royalty Agreements

The Company has entered into various royalty agreements with physicians who have provided consultation and product development services pertaining to the Shoulder, Uni-Knee, Patello-Femoral, Toe, and Allograft products. The Company has royalty agreements with several physicians with limited time durations, based on percentages of sales.

Royalty payment obligations are based upon various percentages of net sales pertinent to the products covered by the respective royalty arrangements. Accrued royalty expenses as of December 31, 2018 and 2017, were $176,040 and $144,830, respectively.

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Arthrosurface, Inc.

Notes to Financial Statements

14. Concentrations

The Company had one major vendor accounting for approximately 34% and 28% of the Company’s purchases for the years ended December 31, 2018 and 2017, respectively.

The Company had one major customer accounting for approximately 13% and 11% of accounts receivable at December 31, 2018 and 2017, respectively.

The Company has a potential concentration of credit risk in that it sometimes maintains deposits with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation (“FDIC”). The maximum deposit insurance amount is $250,000, which is applied per depositor, per insured bank for each account ownership category. As of December 31, 2018, the Company had no cash in excess of FDIC limits.

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